UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-34434	No. 27-0624498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Credit Facilities

On September 28, 2015, MSG Holdings, L.P. (to be renamed MSGN Holdings, L.P., and referred to herein as “MSG Holdings”), an indirect wholly-owned subsidiary of The Madison Square Garden Company (to be renamed MSG Networks Inc., and referred to herein as “MSG”), MSGN Eden, LLC, an indirect subsidiary of MSG and the general partner of MSG Holdings (“MSGN Eden”), Regional MSGN Holdings LLC, a direct subsidiary of MSG and the limited partner of MSG Holdings (collectively with MSGN Eden, the “Holdings Entities”), and certain subsidiaries of MSG Holdings entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and a letter of credit issuer, and the lenders party thereto. The Credit Agreement replaces MSG Holdings’ prior credit agreement dated May 6, 2014, which was terminated on September 28, 2015, in its entirety.

The Facility

The Credit Agreement provides MSG Holdings at closing with senior secured credit facilities (the “Facilities”) consisting of: (a) an initial $1.55 billion term loan facility (the “Term Loan Facility”) and (b) a $250 million revolving credit facility (the “Revolving Credit Facility”), each with a term of five years. In connection with the distribution by MSG of the common stock of MSG Spinco, Inc. (to be renamed The Madison Square Garden Company, and referred to herein as “MSG Spinco”) to MSG’s stockholders (the “Distribution”), which is expected to occur on September 30, 2015, $1.45 billion of the proceeds from the Term Loan Facility was contributed to MSG Spinco (the “Cash Contribution”) immediately following the closing of the Facilities. MSG Spinco, which at the time of the Cash Contribution was a direct subsidiary of MSG Holdings, is now a direct subsidiary of MSG. The remainder of the proceeds from the Term Loan Facility will be used by MSG Holdings to pay for certain fees and expenses associated with the spin-off and the Facilities and to fund working capital needs and other general corporate purposes of MSG Holdings. The Revolving Credit Facility was undrawn at closing and will be available to fund working capital needs and other general corporate purposes of MSG Holdings. Up to $35 million of the Revolving Credit Facility is available for the issuance of letters of credit. All borrowings under the Revolving Credit Facility, including, without limitation, amounts drawn under the revolving line of credit are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest Rates and Fees

Borrowings under the Credit Agreement bear interest at a floating rate, which at the option of MSG Holdings may be either (a) a base rate plus an additional rate ranging from 0.50% to 1.25% per annum (determined based on a total leverage ratio) (the “Base Rate”), or (b) a Eurodollar rate plus an additional rate ranging from 1.50% to 2.25% per annum (determined based on a total leverage ratio) (the “Eurodollar Rate”), provided that for the period following the closing date until the delivery of the compliance certificate for the second full fiscal quarter of MSG Holdings following the closing date, the additional rate used in calculating both floating rates is subject to a floor of (i) 1.00% per annum for borrowings bearing the Base Rate, and (ii) 2.00% per annum for borrowings bearing the Eurodollar Rate.

The Credit Agreement requires MSG Holdings to pay a commitment fee of 0.30% in respect of the average daily unused commitments under the Revolving Credit Facility. MSG Holdings will also be required to pay customary letter of credit fees, as well as fronting fees, to banks that issue letters of credit pursuant to the Credit Agreement.

Guarantees and Security

All obligations under the Credit Agreement will be guaranteed by the Holdings Entities and MSG Holdings’ existing and future direct and indirect domestic subsidiaries that are not designated as excluded subsidiaries or unrestricted subsidiaries (the “Subsidiary Guarantors”, and together with the Holdings Entities, the “Guarantors”). All obligations under the Credit Agreement, including the guarantees of those obligations, will be secured by certain of the assets of MSG Holdings and each Guarantor (collectively, “Collateral”), including, but not limited to, a pledge of the equity interests in MSG Holdings held directly by the Holdings Entities and the equity interests in each Subsidiary Guarantor held directly or indirectly by MSG Holdings.

Prepayments

Subject to customary notice and minimum amount conditions, MSG Holdings may voluntarily prepay outstanding loans under the Credit Agreement at any time, in whole or in part, without premium or penalty (except for customary breakage costs with respect to Eurodollar loans).

MSG Holdings is required to make mandatory prepayments in certain circumstances, including without limitation from the net cash proceeds of certain sales of assets (including Collateral) or casualty insurance and/or condemnation recoveries (subject to certain reinvestment, repair or replacement rights) and the incurrence of certain indebtedness, subject to certain exceptions.

MSG Holdings will be required to make a one-time amortization payment of $50 million on or before March 31, 2016, and this one-time amortization payment will reduce the principal amount of the initial Term Facility for subsequent amortization. The initial Term Facility will amortize quarterly in accordance with their terms from June 30, 2016 through June 30, 2020 with a final maturity date on September 28, 2020.

Certain Covenants and Events of Default

The Credit Agreement contains certain restrictions on the ability of MSG Holdings and its restricted subsidiaries to take certain actions as provided in (and subject to various exceptions and baskets set forth in) the Credit Agreement, including the following: (i) incurring additional indebtedness and contingent liabilities; (ii) creating liens on certain assets; (iii) making investments, loans or advances in or to other persons; (iv) paying dividends and distributions or repurchase capital stock; (v) changing its lines of business; (vi) engaging in certain transactions with affiliates; (vii) amending specified material agreements; (viii) merging or consolidating; (ix) making certain dispositions; and (x) entering into agreements that restrict the granting of liens. The Holdings Entities are subject to customary passive holding company covenants.

The Credit Agreement generally requires MSG Holdings to comply with a maximum total leverage ratio of 6.00:1.00 from the closing date until September 30, 2016 and a maximum total leverage ratio of 5.50:1.00 from and after October 1, 2016 until maturity, subject, in each case, to upward adjustment during the continuance of certain events. In addition, there is a minimum interest coverage ratio of 2.00:1.00 for the Holdings Entities, MSG Holdings and the restricted subsidiaries of MSG Holdings.

The Credit Agreement and the related security agreement contain certain customary representations and warranties, affirmative covenants and events of default.

The Credit Agreement and the related security agreement have been filed as exhibits to this Current Report on Form 8-K and the description of those agreements contained herein is qualified in its entirety by reference to those agreements which are incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of September 28, 2015, by and among MSG Holdings, L.P. (to be renamed MSGN Holdings, L.P.), certain subsidiaries of MSG Holdings, L.P. identified therein, MSGN Eden, LLC, MSGN Regional Holdings LLC and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and a letter of credit issuer, and the lenders party thereto.

10.2	Security Agreement, dated as of September 28, 2015, by and among MSG Holdings, L.P. (to be renamed MSGN Holdings, L.P.), certain subsidiaries of MSG Holdings, L.P. identified therein, MSGN Eden, LLC, MSGN Regional Holdings LLC, and JPMorgan Chase Bank, N.A., as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY
(Registrant)

Dated: September 28, 2015	By:	/s/ Donna Coleman
		Name:	Donna Coleman
		Title:	Interim Chief Financial Officer